EXHIBIT 10.2



VALENCE TECHNOLOGY, INC.

November 8, 2002


Mr. Carl E. Berg
Berg & Berg Enterprises, LLC
10050 Bandley Dr.
Cupertino, CA  95014

Re: Amend Covenants in Loan Agreements

Dear Mr. Berg:

     Valence Technology, Inc. (the "Borrower") and Berg & Berg Enterprises, LLC, are currently parties to two loan agreements: (a) the Loan Agreement dated July 17, 1990, as amended (the "Original Amended Loan Agreement), and (b) the Loan Agreement dated October 5, 2001 (the "New Loan Agreement"). This letter is to formally document our agreement to amend the Borrower's affirmative covenants each entitled "NASDAQ Stock Market Listing" in Section 3.1.2 of the Original Amended Loan Agreement and Section 4.2 of the New Loan Agreement to acknowledge the Nasdaq SmallCap Market as an acceptable market for the listing of the Borrower's Common Stock. Each of such sections is hereby amended to include the phrase "or the Nasdaq SmallCap Market" after each instance of the phrase "Nasdaq National Market" in such sections.

     This letter shall serve as Amendment No. 9 to the Original Amended Loan Agreement and as Amendment No. 1 to the New Loan Agreement.

     Kindly indicate your acceptance of the amendments described above by signing and returning the enclosed copy of this letter.

                                                   Sincerely,

                                                   VALENCE TECHNOLOGY, INC.

                                                    /S/ KEVIN W. MISCHNICK
                                                   ----------------------------
                                                   Kevin W. Mischnick
                                                   VP of Finance
ACCEPTED AND AGREED:

BERG & BERG ENTERPRISES, LLC

/S/ CARL E. BERG
-------------------------------
Carl E. Berg, Managing Member